Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Form 8-K of Raptor Technology Group, Inc. of our report dated April 27, 2011 for Raptor Fabrication & Equipment, Inc.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

July 5, 2011